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Exhibit 16.1

31 December 2002

Chief Accountants Office
US Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

We have read Item 4(a) of Form 8-K dated 31 December 2002 of ASGA, Inc., SEC File No. 000-32611, and are in agreement with the statements contained therein as they pertain to this firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Durland & Company, CPAs, P.A.

Durland & Company, CPAs, P.A.

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  Exhibit 16.1